UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 28, 2014

Syntel, Inc.

(Exact name of registrant as specified in its charter)

Michigan	000-22903	38-2312018
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 E. Big Beaver Road, Suite 300, Troy, Michigan	48083
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (248) 619-2800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective April 28, 2014, the Board of Directors of Syntel, Inc. (the “Company”) amended the Company’s Bylaws to:

1.	Amend Article 3 to expressly state that shares may be uncertificated and note the use of a transfer agent;

2.	Amend Article 4 to set the default date for the annual meeting of the shareholders to match the Company’s current practice, allow any executive vice chairman to call special meetings of the shareholders, and expressly provide for notification of meetings of the shareholders by electronic communication;

3.	Amend Article 5 to state that the annual meeting of the Board of Directors occurs at the next regular meeting of the Board of Directors after the annual meeting of shareholders and to remove the section providing for the annual meeting of the Board of Directors to occur concurrently with the annual meeting of shareholders;

4.	Amend Article 6 to expressly state that notices to shareholders and directors may be given by electronic communication;

5.	Amend Article 7 to expressly list certain additional officer titles;

6.	Amend Article 8 to describe the duties of the additional officers and change the description of the duties of vice presidents;

7.	Amend Article 9 to restate the signing authority of certain officers; and

8.	Amend Articles 1, 4, 5, and 7 for updates, clarity, conforming changes, and other non-substantive changes.

This description of the amendments to the Bylaws is qualified in its entirety by reference to the text of the Bylaws filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number

3.1	Bylaws of Syntel, Inc. (effective as of April 28, 2014)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Syntel, Inc.
(Registrant)

Date	April 29, 2014	By	/s/ Daniel M. Moore
Daniel M. Moore, Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Bylaws of Syntel, Inc. (effective as of April 28, 2014)

4